                                                   Registration No. 333-________
                                                            Filed April 13, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     Peoples Heritage Financial Group, Inc.
    (Exact Name of Registrant as specified in its Articles of Incorporation)

        Maine                                              01-0437984
(State of incorporation)                       (IRS Employer Identification No.)

                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540


          (Address of principal executive offices, including zip code)


   Options to purchase Common Stock of the Registrant issued by the Registrant pursuant to an Agreement and Plan of Merger, dated as of October 27, 1997, between the Registrant and CFX Corporation ("CFX"), upon conversion of outstanding options to purchase Common Stock of CFX issued by CFX under its 1997 Long-Term Incentive Plan, its 1995 Stock Option Plan,
          its 1986 Stock Option Plan, the Safety Fund Corporation 1994 Incentive and Nonqualified Stock Option Plan, the Community Bankshares, Inc.
    1992 Stock Option Plan, the Concord Savings Bank 1988 Stock Option Plan and the Portsmouth Bank Shares, Inc. Revised 1987 Stock Option and Stock
                            Appreciation Rights Plan


                           (Full Titles of the Plans)

William J. Ryan                                     Copies to:
Chairman, President and                             Gerard L. Hawkins, Esq.
  Chief Executive Officer                           Elias, Matz, Tiernan & Herrick L.L.P.
Peoples Heritage Financial Group, Inc.              734 15th Street, N.W.
P.O. Box 9540                                       Washington, D.C.  20005
One Portland Square                                 (202) 347-0300
Portland, Maine 04112-9540
(207) 761-8500
(Name, address and telephone number of
agent for service)

                           Page 1 of 15 pages Index to
                         Exhibits is located on page 5.

                         CALCULATION OF REGISTRATION FEE

        Title of
       Securities         Amount         Proposed Maximum          Proposed Maximum            Amount of
          to be            to be          Offering Price               Aggregate              Registration
       Registered      Registered(1)       Per Share(3)            Offering Price(3)              Fee
-----------------------------------------------------------------------------------------------------------
Common Stock,
 par value $.01        380,672(2)            $21.995                $ 8,372,881               $2,470.00





(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of Peoples Heritage Financial Group, Inc. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Represents the number of shares of Common Stock of the Company reserved for issuance as a result of the conversion of options to purchase common stock of CFX Corporation ("CFX") into options to purchase Common Stock of the Company pursuant to an Agreement and Plan of Merger, dated as of October 27, 1997, between the Company and CFX.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.


         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                 (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

                 (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-43551) filed on December 31, 1997.

                 (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

         Not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

ITEM. 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition,
Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated Section 719.

         Article VI of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.     EXHIBITS


         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         No.           Exhibit                                                                   Page
         ---           -------                                                                   ----
         4             Common Stock Certificate                                                  (1)

         5             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                        as to the legality of the securities                                     E-1

         23.1          Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                        (contained in the opinion included as Exhibit 5)                         --

         23.2          Consent of KPMG Peat Marwick LLP.                                         E-3

         23.3          Consent of Wolf & Company, P.C.                                           E-4

         23.4          Consent of Shatswell, MacLeod & Company, P.C.                             E-5

         24             Power of attorney for any subsequent amendments (located
                        in the signature pages of this
                        Registration Statement).                                                 --

         99.1          CFX Corporation 1997 Long-Term Incentive
                        Plan                                                                     (2)

         99.2          CFX Corporation 1995 Stock Option Plan                                    (3)

         99.3          CFX Corporation 1986 Stock Option Plan                                    (4)

         99.4          Safety Fund Corporation 1994 Incentive and
                        Nonqualified Stock Option Plan                                           (5)

         99.5          Community Bankshares, Inc. 1992 Stock Option Plan                         (6)

         99.6          Concord Savings Bank 1988 Stock Option Plan                               (6)

         99.7          Portsmouth Bank Shares, Inc. Revised 1987
                        Stock Option and Stock Appreciation Rights
                        Plan                                                                     (7)

      (1) Incorporated by reference from the Company's Registration Statement on Form 8-B, filed with the Commission on May 20, 1988.

      (2) Incorporated by reference from the Registration Statement on Form S-8 filed by CFX Corporation with the Commission on December 27, 1997 (Commission File No. 333-43255).

      (3) Incorporated by reference from the Registration Statement on Form S-8 filed by CFX Corporation with the Commission on August 14, 1995 (Commission File No. 33-61787).

      (4) Incorporated by reference from the Registration Statement on Form S-8 filed by CFX Corporation with the Commission on September 8, 1987 (Commission File No. 33-17071).

      (5) Incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 1994 filed by The Safety Fund Corporation with the Commission on March 31, 1995 (Commission File No. 2-50084).

      (6) Incorporated by reference from the Post-Effective No. 1 on Form S-8 to the Registration Statement on Form S-4 filed by CFX Corporation with the Commission on September 23, 1997 (Commission File No. 333-29229).

      (7) Incorporated by reference from the Registration Statement on Form S-8 filed by Portsmouth Bank Shares, Inc. with the Commission on August 29, 1988 (Commission File No. 33-24050).

ITEM 9.     UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 13th day of April 1998.

                                    PEOPLES HERITAGE FINANCIAL
                                      GROUP, INC.


                                    By:/s/ William J. Ryan
                                       ------------------------------------
                                       William J. Ryan, Chairman, President
                                       and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Robert P. Bahre                                 April 13, 1998
------------------------------------------
Robert P. Bahre
Director


/s/ Everett W. Gray                                 April 13, 1998
------------------------------------------
Everett W. Gray
Director


/s/ Andrew W. Greene                                April 13, 1998
------------------------------------------
Andrew W. Greene
Director


/s/ Katherine M. Greenleaf                          April 13, 1998
------------------------------------------
Katherine M. Greenleaf
Director

/s/ Dana Levensen                                   April 13, 1998
------------------------------------------
Dana Levensen
Director


/s/ Robert A. Marden, Sr.                           April 13, 1998
------------------------------------------
Robert A. Marden, Sr.
Director


/s/ Malcolm W. Philbrook, Jr.                       April 13, 1998
------------------------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Pamela Plumb                                    April 13, 1998
------------------------------------------
Pamela Plumb
Director


/s/ William J. Ryan                                 April 13, 1998
------------------------------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)


/s/ Curtis M. Scribner                              April 13, 1998
------------------------------------------
Curtis M. Scribner
Director


/s/ Paul R. Shea                                    April 13, 1998
------------------------------------------
Paul R. Shea
Director


/s/Davis P. Thurber                                 April 13, 1998
------------------------------------------
Davis P. Thurber
Director


/s/John E. Veasey                                   April 13, 1998
------------------------------------------
John E. Veasey
Director

/s/ Peter J. Verrill                                April 13, 1998
------------------------------------------
Peter J. Verrill
Executive Vice President, Chief
  Financial Officer and Treasurer
 (principal financial and accounting officer)